EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2022, with respect to the combined financial statements of Teucrium Commodity Trust, and the individual financial statements of each of the funds comprising Teucrium Commodity Trust included in the Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated July 20, 2022, with respect to the financial statement of Hashdex Bitcoin Futures ETF, a series of Teucrium Commodity Trust, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

New York, New York
August 24, 2022